Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated July 12, 2012, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-183598) and related Prospectus of LifeLock, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona

September 27, 2012